                             FORBEARANCE AGREEMENT

     This Forbearance Agreement (this "Agreement") is entered into this 30th day of December, 1999 by and among T&W FUNDING COMPANY VIII, L.L.C., a Delaware limited liability company (the "Borrower"), SPECIAL PURPOSE ACCOUNTS RECEIVABLE COOPERATIVE CORPORATION, a California corporation (the "Lender"), and CANADIAN IMPERIAL BANK OF COMMERCE (as Agent with respect to the Credit Agreement (as defined below), the "Agent"). Capitalized terms used herein and not defined herein shall have the meanings set forth in that certain Contracts Credit Agreement dated as of June 15, 1998 among the Borrower, T&W Financial Services Company L.L.C. ("T&W"), the Lender, and the Agent (as such agreement has been amended from time to time through the date hereof, the "Credit Agreement").

     WHEREAS, as a result of the occurrence of certain Servicer Defaults, pursuant to the Credit Agreement, an Event of Termination has occurred under the Credit Agreement and the Termination Date has occurred; and

     WHEREAS, as of the date hereof the Lender and the Agent have, in their sole and absolute discretion, determined to forbear from exercising their enforcement rights under the Credit Agreement.

     NOW, THEREFORE, for good and valuable consideration, the parties hereby agree as follows:

     1. RECITALS. The terms and provisions of the introductory paragraphs of this Agreement are hereby acknowledged by the undersigned as true and correct as of the date hereof and are hereby incorporated into this Agreement as a part hereof by this reference.

     2. SERVICING TRANSITION ACKNOWLEDGMENT. (a) The Borrower hereby agrees and acknowledges that the rights and duties of the Servicer under the Credit Agreement have been transferred to Finova Loan Administration Inc. ("Finova"), pursuant to the Credit Agreement, and that Finova is currently
the Servicer pursuant to the Credit Agreement.   In connection with the
foregoing, T&W, the Lender and the Agent have entered into a Servicing Transition Agreement of even date herewith (the "Servicing Transition Agreement"). The Borrower agrees that the Servicing Agreement attached as Attachment 1 to the Servicing Transition Agreement (the "Servicing Agreement") shall constitute a supplement to and be incorporated into the Credit Agreement in its entirety, and is a binding agreement among the parties hereto and thereto. If any of the terms and conditions of the Servicing Agreement conflict with any of the other terms and conditions of the Credit Agreement, the terms and conditions set forth in the Servicing Agreement shall prevail and be binding on all of the parties to the Servicing Agreement and/or the Credit Agreement. In furtherance of the foregoing, (A) as a condition to the effectiveness of this Agreement, the Borrower shall have executed and delivered, simultaneously with the execution and delivery of this Agreement, that Power of Attorney appended to the Servicing Transition Agreement as ATTACHMENT 3, and (B) without prejudice or limitation to any provision in the Facility Documents, the Agent and the Lender are hereby authorized and empowered to execute and deliver, on behalf of the Borrower, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things, required of the Borrower pursuant to this Agreement.

     (b) The Agent and the Lender hereby notify the Borrower that Finova is their authorized agent for all purposes regarding the servicing of the Collateral and the Pledged Assets and that the Borrower is authorized to take instructions from Finova with respect to such servicing as if such instructions were given directly by the Agent or the Lender. The Borrower agrees to fully and faithfully act in accordance with such instructions of Finova as if such instructions were given directly by the Agent or the Lender.

     3. FORBEARANCE. (a) In connection with the existing Events of Termination under the Credit Agreement, the Borrower has requested that the Lender and the Agent forbear temporarily in the exercise of their respective rights and remedies under the Credit Agreement and other Facility Documents, subject to the provisions of this Agreement. The Lender and the Agent have agreed to this request upon the terms, subject to the conditions, and in reliance upon the agreements, representations and warranties set forth in this Agreement.

          (b) The Borrower acknowledges that the Lender and the Agent have preserved all of their respective rights and remedies under the Credit Agreement, the other Facility Documents and applicable law and that, but for the provisions of this Agreement, the Lender and the Agent would be immediately entitled to enforce their rights and remedies under the Credit Agreement and the other Facility Documents. Notwithstanding the foregoing, the Lender and the Agent acknowledge and agree that, during the "Forbearance Period" (as defined below) they shall not (1) take any action to foreclose upon the "Collateral" (as defined in Section 6.01 of the Credit Agreement), or (2) send a written notice to Norwest Bank Minnesota, National Association terminating any further disbursements from T&W's Concentration Account as more fully set forth in the Norwest notice referenced in PARAGRAPH 4(d) of the Servicing Transition Agreement. In the event and to the extent of any conflict between the provisions contained in the Facility Documents and the provisions contained in this Agreement, the provisions of this Agreement shall control.

          (c) Notwithstanding Section 3(b), each of the Lender and the Agent is at any time authorized: (i) to take any action: (A) to prevent the loss, seizure or sale of any of the Collateral pursuant to any trustee's sale writ of execution, writ of attachment or other legal process; (B) to resist or oppose any claim by any other creditor to any offset or to a marshaling or other ordering of the priority or manner of the disposition of the Collateral or any part thereof, or (C) to take any actions required to be taken by the Lender or the Agent pursuant to any law, regulation or process to which the Lender or the Agent is subject including, without limitation, any action to perfect, preserve, defend, or protect its security interest or priority as a secured creditor of the Borrower; and (ii) to take any legal action if such action is a necessary or permissive counterclaim or cross-complaint in any action which either the Borrower or any other person has commenced against the Lender or the Agent or involving any of the Collateral.

          4. FORBEARANCE PERIOD. The "Forbearance Period" under this Agreement shall (A) commence upon the satisfaction of the conditions described in Section 11(b) of the

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Servicing Transition Agreement and all other conditions in the Servicing
Transition Agreement to the making of any part of the Servicing Transition Loan (as defined therein), and (B) terminate upon the occurrence of any one or more of the following (each a "Forbearance Termination Event"):

     (a) The Borrower fails to perform or observe any covenant, term, agreement or condition in this Agreement and such failure to perform or observe is not cured by the Borrower within one business day after written notice of the same is given by the Agent to the Borrower and the non-guarantor parties to the T&W Funding Agreement (as defined in the Servicing Transition Agreement).

     (b) The validity, binding nature of, or enforceability of any material term or provision of any other Facility Document is disputed by, on behalf of, or in the right or name of the Borrower or T&W, or any material term or provision of any such Facility Document is found or declared to be invalid, avoidable, or non-enforceable by any court of competent jurisdiction.

     (c) Any warranty or representation made by the Borrower in this Agreement or in any writing delivered in connection therewith shall prove to have been false or incorrect in any material respect.

     (d) A final judgment is entered, or an order or orders of any judicial authority or governmental entity is issued, against the Borrower for payment of money in excess of $100,000 and such judgment is not discharged or stayed pending appeal within 15 days after entry or issuance thereof.

     (e) The Borrower applies for, consents to, or acquiesces in, the appointment of a trustee, receiver or other custodian for a substantial part of its property, or makes a general assignment for the benefit of creditors.

(f) The Borrower commences any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any state, federal or foreign bankruptcy or insolvency law, or any dissolution or liquidation proceeding.

(g) Any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any state, federal or foreign bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is involuntarily commenced against or in respect of the Borrower or an order for relief is entered in any such proceeding.

(h)  A trustee, receiver or other custodian is appointed for the Borrower.

(i) Any lien of the Lender or the Agent in the Collateral with a value of $100,000 or more shall cease to be, either in whole or in part, a valid, first priority perfected lien in favor of the Lender or the Agent, or the Borrower shall, either directly or indirectly, contest any of the foregoing.

(j) The Borrower shall have concealed, removed or permitted to be removed any part of its property with intent to hinder, delay or defraud its creditors or made or suffered a transfer of any of its property which is fraudulent under any bankruptcy, fraudulent conveyance or similar law.

(k) Any of the events described in Section 11(e) of the Servicing Transition Agreement shall have occurred.

Notwithstanding anything to the contrary above, the Forbearance Period shall not commence unless and until the Agent shall have received a certificate of the Secretary or Assistant Secretary of the Borrower certifying (i) a copy of the resolutions of the Members of the Borrower approving this Agreement, and
(ii) the names and true signatures of the officers authorized on the Borrower's behalf to sign this Agreement (on which certificate the Agent and the Lender may conclusively rely).

5. PROFESSIONAL FEES AND OTHER COSTS AND EXPENSES. The Borrower acknowledges that Arthur Andersen ("Andersen") has been retained by the Agent (through its counsel) to conduct a continuing due diligence investigation with respect to the Collateral and the Pledged Assets. All of the fees and expenses of Andersen and all other out-of-pocket fees, costs and expenses (including attorneys' fees and expenses) incurred by the Agent or the Lender in connection with the enforcement of the Facility Documents or otherwise reimbursable pursuant to the Facility Documents (including, without limitation, in connection with the negotiation, preparation, execution, delivery, and monitoring of compliance with this Agreement) shall be liabilities and obligations of, and reimbursable by, the Borrower from Collections prior to any payment to the Borrower under clause (xi) of Section 2.06(b) of the Credit Agreement. The foregoing shall be without prejudice to, and shall not otherwise impair in any manner, any liability that the Borrower or T&W may have to the Agent or the Lender for such fees, costs, and expenses or otherwise.

6. NO WAIVER. Except as specifically set forth herein, the terms and conditions of the Credit Agreement, of all other Facility Documents and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Agent or the Lender under the Credit Agreement or any other Facility Document or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein. The parties hereto understand and agree that (i) the execution, delivery and effectiveness of this Agreement in no way constitutes a waiver of any Event of Termination or Servicer Default, or otherwise affects, limits or impairs, by implication or otherwise, the rights or remedies of the Agent and/or the Lender arising as a result of such Events of Termination or Servicer Defaults, (ii) all such rights and remedies are hereby confirmed, and (iii) each of the Agent and the Lender, by executing this Agreement, hereby specifically reserves the right to exercise any of its respective rights and remedies arising in connection with any such Event of Termination or Servicer Default

7. RELEASE. Effective as of the date hereof, the Borrower, on behalf of itself and any Person claiming by, through, or under it (the "Releasing Parties"), hereby releases, waives and forever discharges the Lender, the Agent, their affiliates, and the officers, directors, employees, agents, attorneys, and accountants of each of the foregoing (the "Released Parties") from, and with respect to, any and all manner of action and actions, cause and causes of action, suits, disputes, claims, counterclaims and/or liabilities, cross claims, defenses, setoffs, and recoupment whether now known or unknown, suspected or unsuspected, past or present, asserted or unasserted, contingent or liquidated, whether or not well-founded in fact or law, whether in contract, in tort or otherwise, at law or in equity, which the Releasing Parties had or now have, claim to have had, now claim to have or hereafter can, shall or may claim to have against such Released Party, for or by reason of any cause, matter, or thing whatsoever arising at any time prior hereto through the date hereof. The Releasing Parties agree to assume the risk of any and all unknown, unanticipated or misunderstood action and actions, cause and causes of action, suits, disputes, claims, counterclaims and/or liabilities, cross claims, defenses, setoffs, or recoupment which are released by this Agreement. Notwithstanding anything in the foregoing sentences of this paragraph to the contrary, no release is intended be made by the Borrower of its rights (1) to receive Collections under and pursuant to clause (xi) of Section 2.06(b) of the Credit Agreement, or (2) under this Agreement.

8. ADDITIONAL AGREEMENTS AND ACKNOWLEDGMENTS. The Borrower acknowledges, stipulates, represents, warrants, and agrees (as applicable) that:

(a) The Facility Documents are valid and enforceable in accordance with their respective terms in every respect; all the collateral and security interests created pursuant thereto in favor of the Lender or the Agent continues unimpaired and in full force and effect; and all of the terms, covenants and conditions contained in the Facility Documents are binding upon the Borrower as provided therein.

(b) As of the Effective Time, the principal amount owing by the Borrower under the Facility Documents is no less than $126,558,285.86, exclusive of accrued interest, fees, costs, expenses, and other reimbursements or Obligations under the Facility Documents.

(c) None of the Released Parties has at any time directed or participated in any aspect of the management of the Borrower or the conduct of the Borrower's business, and the Borrower has made all of its business decisions independently of such parties. Notwithstanding any other provision of this Agreement or any Facility Document: (a) the relationship between the Agent and the Lender and the Borrower shall be limited to the relationship of a lender, and an agent for such lender, to the Borrower in a commercial loan transaction; (b) no Released Party is or shall be construed as a partner, joint venturer, fiduciary, alter-ego, manager, controlling person or other business associate or participant of any kind of the Borrower or any of its affiliates, and no Released Party intends to assume any such status at any time; and (c) no Released Party shall be deemed responsible for (or a participant in) any acts, omissions or decisions of the Borrower, or any of its affiliates.

(d) All action required to be taken by the Borrower for the authorization, execution, delivery and performance of this Agreement and the other documents contemplated hereby and thereby have been taken. This Agreement is, and each of the documents executed pursuant hereto will be, legal, valid, and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium and other laws or equitable principles affecting creditors' rights generally.

(e) The Borrower will at any time and from time to time do and perform all acts and things the Agent or the Lender deems reasonably necessary or appropriate to protect or preserve the perfection or the priority of the security interests of the Agent or the Lender in or to the

Collateral and Pledged Assets and otherwise to effectuate this Agreement and the Facility Documents. Without limiting the foregoing, upon the request of the Agent or the Lender, the Borrower will execute and deliver to such party such documents and instruments, including without limitation, Uniform Commercial Code financing statements and notarized power(s) of attorney, as such party reasonably deems necessary or convenient to perfect, collect, dispose of and/or realize upon such party's interests in the Collateral and Pledged Assets.

(f) The Borrower shall, notwithstanding the terms of this Agreement continue to comply with all the terms, conditions and covenants contained in the Facility Documents, it being agreed that the Borrower shall not take any action thereunder that would otherwise be prohibited during the continuance of any default or event of default.

9.   MISCELLANEOUS.

(a) EFFECT; ASSIGNMENT. This Agreement will bind and inure to the benefit of the parties hereto, and their permitted successors and assigns.

(b) OTHER DOCUMENTS. The parties shall execute such other documents as may be reasonably necessary and desirable to implement and consummate this Agreement.

(c) GOVERNING LAW. This Agreement will be governed, construed and enforced in accordance with the laws of the State of New York without giving effect to any conflicts of law rule or principle that might require the application of the laws of another jurisdiction.

(d) COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were upon the same instrument.

(e) HEADINGS. The headings of the sections of this Agreement are inserted as a matter of convenience and for reference only and in no respect define, limit or describe the scope of this Agreement or the intent of any paragraph hereof.

(f) ENTIRE AGREEMENT; AMENDMENT. THIS AGREEMENT REPRESENTS THE ENTIRE UNDERSTANDING AND AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF, SUPERSEDES ALL PRIOR NEGOTIATIONS BETWEEN SUCH PARTIES, AND CAN BE AMENDED, SUPPLEMENTED OR CHANGED ONLY BY AN AGREEMENT IN WRITING SIGNED BY EACH OF THE PARTIES HERETO.

(g) SEVERABILITY. In the event that any section or provision of this Agreement or any documents executed and delivered in connection therewith is found by a court or other body of competent jurisdiction to be invalid or unenforceable, then this Agreement and such documents shall be treated as if such invalid or unenforceable provision were modified to make it valid and enforceable (or if such modification is not possible, such provision shall be deleted) and the balance of this Agreement and such documents shall remain in full force and effect.

(h) NO WAIVER. Any delay by any party in enforcing any of its rights or remedies hereunder shall not be deemed to be a waiver of any of such party's rights or remedies hereunder or a waiver of any future rights or remedies. In addition, the rights and remedies of the parties to this Agreement shall be cumulative.

(i) NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit solely of the parties hereto and no other party is intended to be, or shall be deemed to be, a third party beneficiary hereof.

(j) CONSTRUCTION. The parties have been represented by counsel in connection with this Agreement and the transactions contemplated herein. Counsel for each party has had an opportunity to review and comment on the contents of this Agreement, and, as a result thereof, any rules of construction which construe a document against a drafter thereof shall not be applicable with respect to this Agreement.

(k) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(l) WAIVER OF JURY TRIAL. EACH PERSON A PARTY HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSITION DOCUMENT.


                [REMAINDER OF PAGE HAS BEEN LEFT INTENTIONALLY BLANK]



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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                         T&W FUNDING COMPANY VIII, L.L.C.

                         By:  /s/ Thomas J. Virgin
                            -------------------------------------
                         Name:  Thomas J. Virgin
                         Address:

                         Telecopy No.: (253) 926-5288


                         SPECIAL PURPOSE ACCOUNTS RECEIVABLE
                         COOPERATIVE CORPORATION

                         By:  /s/ John P. Gevlin
                            -------------------------------------
                         Name:  John P. Gevlin
                                Authorized Signatory
                         Address:

                         Telecopy No.: (212) 856-3763


                         CANADIAN IMPERIAL BANK OF COMMERCE,
                            as Agent

                         By:  /s/ Robert L. Stern Jr.
                            -------------------------------------
                         Name:  Robert L. Stern Jr.
                                Authorized Signatory
                         Address:

                         Telecopy No.: (212) 856-3763

     All of the terms and conditions of this Agreement are hereby consented to by Bank Boston, N.A.

                                   BANK BOSTON, N.A.


                                   By: /s/ Andrew Maidman
                                      ------------------------------
                                   Name: Andrew Maidman, Authorized Signatory
                                   Address:

                                   Telecopy No.: